IN THE COURT OF CHANCERY
                          OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY




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IN RE RARE MEDIUM GROUP, INC.       x

SHAREHOLDERS LITIGATION             x        Consolidated

                                    x        C.A. No. 18879 NC

                                    x

                                    x
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                         STIPULATION OF SETTLEMENT

         The Plaintiffs and the Defendants (as defined below), through their respective attorneys, have entered into the following Stipulation of Settlement subject to the approval of the Court of Chancery of the State of Delaware in and for New Castle County:

I.       Definitions:

         For the purposes of the Stipulation, the following terms shall have the meaning set forth below:

         A. "Action" means the consolidated lawsuit known as "IN RE RARE MEDIUM GROUP, INC. SHAREHOLDERS LITIGATION", presently pending in the Court and bearing civil action number 18879-NC.

         B. "Additional Rights Shares" shall have the meaning assigned to it in Section III(C)(3)(c).

         C. "Affiliates" shall have the meaning assigned to it in Section 1 of the Investment Agreement.

         D. "Advance Purchase" means the requirement of the Preferred Stockholders to purchase 38,765,848 shares of Non-Voting Common Stock pursuant to the Investment Agreement as specified in Section 2 of the Investment Agreement.

         E. "Advance Purchase Purchase Price" means the amount to be paid for each share of Non-Voting Common Stock by the Preferred Stockholders as specified in Section 2.1 of the Investment Agreement, subject to adjustment as specified in Section 2.2 of the Investment Agreement.

         F. "Apollo Defendants" means Apollo Advisors, L.P., Apollo Investment Fund IV, L.P., AIF IV/RRRR LLC, Apollo Advisors IV, L.P. and Apollo Management, L.P.

         G. "Board" means the Board of Directors of Rare Medium.

         H. "Business Day" shall have the meaning assigned to it in Section 1 of the Investment Agreement.

         I. "Class" shall have the meaning assigned to it in Section III (B).

         J. "Class Counsel" means Plaintiffs' Counsel.

         K. "Closing Date" shall have the meaning assigned to it in Section 7 of the Investment Agreement.

         L. "Common Stock" means the common stock of Rare Medium par value $0.01 per share.

         M. "Complaint" shall have the meaning assigned to it in Section II (C).

         N. "Court" means the Court of Chancery of the State of Delaware in and for New Castle County.

         O. "Defendants" means the Individual Defendants, the Apollo Defendants and Rare Medium, and excludes Motient and MR Acquisition Corp.

         P. "Fairness Hearing" shall have the meaning assigned to it in
Section III (F)(5).

         Q. "Final" means the date on which an order is affirmed on appeal, or otherwise becomes no longer subject to judicial review or modification, whether by lapse of time to appeal or otherwise.

         R. "Final Court Approval" shall have the meaning assigned to it in
Section III (I)(2).

         S. "Final Judgment" shall have the meaning assigned to it in
Section III (H).

         T. "Hearing Order" shall have the meaning assigned to it in
Section III (F).

         U. "Independent Director" means an individual who meets the requirements for an "independent director" as defined in NASDAQ Marketplace Rule 4200(a)(14) or the requirements set forth in NASDAQ Marketplace Rule 4350(d)(2)(B), in each case as is effective on the date hereof.

         V. "Independent Directors Agreement" shall have the meaning assigned to it in Section III(C)(6).

         W. "Individual Defendants" means William F. Stasior, Marc J. Rowan, Andrew D. Africk, Jeffrey M. Killeen, Michael S. Gross, Glenn S. Meyers and John Piccone, each of whom is a director of Rare Medium, except John Piccone who no longer is a director.

         X. "Investment Agreement" means the agreement among Rare Medium and the Preferred Stockholders, a copy of which is annexed hereto as Exhibit "A".

         Y. "Meyers Giveback" shall have the meaning assigned to it in
Section III(D).

         Z. "Motient" means Motient Corporation, a Delaware corporation, which presently is the subject of a bankruptcy proceeding.

         AA. "Motient Defendants" means Motient and MR Acquisition Corp.

         BB. "Motient Proposed Transaction" means the proposed transaction between Rare Medium and Motient generally described in Section II (B).

         CC. "NASDAQ" means the NASDAQ National Market System.

         DD. "Non-Voting Common Stock" means the non-voting common stock of Rare Medium, par value $0.01 per share.

         EE. "Notice" shall have the meaning assigned to it in Section III
(F)(3).

         FF. "Offer Price" shall have the meaning assigned to it in Section 8.1(a) of the Investment Agreement.

         GG. "Parties" means the Plaintiffs and the Defendants.

         HH. "Plaintiffs" means the named plaintiffs in the Action.

         II. "Plaintiffs' Counsel" means the counsel of record for the Plaintiffs in the Action.

         JJ. "Plaintiffs' Financial Advisor" means WL Ross & Co. LLC.

         KK. "Preferred Stock" means the Series A convertible preferred stock of Rare Medium, par value $0.01 per share.

         LL. "Preferred Stockholders" means Apollo Investment Fund IV, L.P. Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC, the holders of all of the issued and outstanding Preferred Stock.

         MM. "Preferred Stockholders' Givebacks" shall have the meaning assigned to it in Section III(C)(5).

         NN. "Pro-Rata Preferred Stockholders' Voting Agreement" shall have the meaning assigned to it in Section 8.7 of the Investment Agreement.

         OO. "Rare Medium" means Rare Medium Group, Inc., a Delaware corporation, and a defendant in the Action.

         PP. "Releases" means the releases specified in Section III (A).

         QQ. "Released Parties" shall have the meaning assigned to it in
Section III (A)(1).

         RR. "Restated Charter" means Rare Medium's Restated Certificate of Incorporation.

         SS. "Reverse Stock Split" shall have the meaning assigned to it in
Section III (C)(4).

         TT. "Rights" means the non-transferable rights to purchase Common Stock, or in the case of Rights distributed to the Preferred Stockholders or any of their affiliates, Non-Voting Common Stock, to be issued in the Rights Offering.

         UU. "Rights Offering" shall have the meanings assigned to it in the fourth WHEREAS clause of the Investment Agreement.

         VV. "Rights Shares" means the shares of Common Stock and Non-Voting Common Stock issuable upon exercise of the Rights.

         WW. "Securities" shall have the meaning assigned to it in Section 1 of the Investment Agreement.

         XX. "Settled Claims" shall have the meaning assigned to it in
Section III (A)(1).

         YY. "Settlement" means the agreements, transactions and understandings contained in and contemplated by the Stipulation and the Investment Agreement, including all of their attachments.

         ZZ. "Special Meeting" shall have the meaning assigned to it in the Preamble of the Investment Agreement.

         AAA. "Stipulation" means this Stipulation of Settlement.

         BBB. "Subscription Price" shall have the meaning assigned to it in
Section III (C) (3)(a).

         CCC. "Tender Offer" shall have the meaning assigned to the term "Offer" in Section 8.1(a) of the Investment Agreement.

         DDD. "Tender Offer Documents" shall have the meaning assigned to the term "Offer Documents" in Section 8.1(c) of the Investment Agreement.

         EEE. "Tender Offer Price" shall have the meaning assigned to it in
Section III (C)(2).

         FFF. "Tendered Shares" shall have the meaning assigned to it in
Section 1 of the Investment Agreement.

         GGG. "Voting Power" shall have the meaning assigned to it in
Section 1 of the Investment Agreement.

         HHH. "Warrants" means Rare Medium's Series 1-A Warrants to purchase Common Stock and Series 2-A Warrants to purchase Common Stock.


II.      WHEREAS:

         A. The Plaintiffs are or were on May 15, 2001 owners of shares of Common Stock of Rare Medium.

         B. On May 14, 2001, Rare Medium publicly announced the Motient Proposed Transaction pursuant to which, inter alia, Motient would have acquired 100% of Rare Medium for a combination of newly issued Motient preferred stock and shares of XM Satellite Radio Holdings, Inc., a publicly-traded company in which Motient then owned a significant equity stake (but no longer owns it).

         C. Shortly thereafter, 16 separate lawsuits were commenced in the Court. Each of the lawsuits was brought as a putative class action pursuant to Rule 23. By order of the Court dated June 22, 2001, the 16 lawsuits were consolidated into the Action, Milberg Weiss Bershad Hynes & Lerach LLP was appointed lead counsel and Rosenthal, Monhait, Gross & Goddess, P.A. was appointed liaison counsel. A consolidated amended complaint (the "Complaint") was filed by the Plaintiffs in the Action.

         D. The Complaint essentially asserts that the directors of Rare Medium breached their fiduciary duties to the holders of the Common Stock, certain defendants aided and abetted such alleged breaches, and, as a result, the Motient Proposed Transaction should be enjoined or rescinded and/or other appropriate relief should be granted.

         E. The defendants in the Action are Rare Medium, the Apollo Defendants, the Individual Defendants, Motient (now in bankruptcy) and MR Acquisition Corp. (a wholly-owned subsidiary of Motient formed for the purpose of effectuating the Motient Proposed Transaction).

         F. On or about June 7 and 11, 2001, the defendants made motions to dismiss the Complaint.

         G. Commencing in August 2001, the Plaintiffs, through the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor, commenced negotiations with representatives of the Preferred Stockholders and their counsel. In furtherance of these negotiations, the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor were provided with substantial information relevant to the Motient Proposed Transaction, the capital structure of Rare Medium, and the assets and liabilities of Rare Medium.

         H. During the course of the negotiations between the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor, on the one side, and representatives of the Preferred Stockholders and their counsel, on the other side, the Plaintiffs took the position that, inter alia, the Motient Proposed Transaction was injurious to the Rare Medium shareholders and that, in lieu thereof, Rare Medium required additional capital and that certain preferential and other rights of the Preferred Stockholders should be modified or eliminated and there was a continuing need for Independent Directors on the Board.

         I. On October 1, 2001, Rare Medium announced the termination of the Motient Proposed Transaction.

         J. The negotiations between the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor, on the one side, and representatives of the Preferred Stockholders and their counsel, on the other side, continued after the announcement of the termination of the Motient Proposed Transaction since the issues raised by the Plaintiffs were not eliminated as a result of the termination of the Motient Proposed Transaction and thus a threat of continuing and future complex, expensive and time-consuming litigation existed.

         K. Beforehand, by letter dated June 29, 2001 from NASDAQ, Rare Medium was notified that the listing of the Common Stock on NASDAQ was in jeopardy since the price of a share of Common Stock had closed at less than $1.00 for 30 consecutive days. Rare Medium was given until September 27, 2001 to take acceptable action or the Common Stock would be delisted. As a result of the events of September 11, 2001, the deadline was extended.

         L. Following the expiration of the deadline extension, by letter dated February 14, 2002, Rare Medium again was notified that the listing of the Common Stock on NASDAQ was in jeopardy since Rare Medium's Common Stock had closed below the minimal $1.00 per share requirement for the prior 30 consecutive trading days.

         M. Representatives of the Preferred Stockholders and their counsel advised the Plaintiffs' Counsel of the letters respecting the potential delisting of the Common Stock from the NASDAQ.

         N. Negotiations continued between the Plaintiffs' Counsel and representatives of the Preferred Stockholders and their counsel respecting the issues raised by the Plaintiffs' Counsel and what they thought was in and the best interest of Rare Medium.

         O. The Preferred Stockholders and their counsel also were discussing how to effectively deal with the issues raised by the Plaintiffs' Counsel, the NASDAQ issues and other critical issues facing Rare Medium with the members of the Board and Rare Medium's counsel.

         P. As a result of all of these negotiations and discussions, it was determined by the Plaintiffs' Counsel, the Preferred Stockholders and Rare Medium that it would be in the best interests of the holders of the Common Stock and of Rare Medium for the Settlement to be entered into and consummated, including, without limitation:

         (1)   the Advance Purchase;

         (2)   the Tender Offer;

         (3)   the Rights Offering;

         (4)   the Reverse Stock Split;

         (5)   the Independent Directors Agreement;

         (6)   the Releases;

         (7)   the Preferred Stockholders' Givebacks;

         (8)   the Pro-Rata Preferred Stockholders' Voting Agreement; and

         (9)   the Meyers Giveback.

         Q. In order to implement the Settlement, the Preferred
Shareholders have entered into the Investment Agreement with Rare Medium (a copy of which is annexed hereto as Exhibit "A"), and the Defendants have entered into the Stipulation with the Plaintiffs.

         R. The Plaintiffs' Counsel have reviewed and commented upon the proposed Investment Agreement, including the Advance Purchase, the Tender Offer, the Reverse Stock Split, the Rights Offering, the Releases, the Independent Directors Agreement, the Preferred Stockholders Givebacks, the Pro-Rata Preferred Stockholders Voting Agreement, the Meyers Giveback and all other documents relating to the transactions contemplated in the Investment Agreement, the Reverse Stock Split, the Rights Offering and the Settlement. Based upon the comments, recommendations and concepts provided by the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor, the terms of the Investment Agreement, including the Advance Purchase, the Tender Offer, the Reverse Stock Split, the Rights Offering, the Releases, the Independent Directors Agreement, the Preferred Stockholders Givebacks, the Pro-Rata Preferred Stockholders Voting Agreement, the Meyers Giveback and all other documents relating to the transactions contemplated in the Investment Agreement, the Reverse Stock Split, the Rights Offering and the Settlement were modified, augmented and finalized. The Plaintiffs' Counsel will be given an opportunity to review and comment upon the proxy statement relating to the special meeting of stockholders to approve the Reverse Stock Split and the Rights Offering and the registration statement relating to the Rights.

         S. The Settlement will produce substantially greater value and protections for the holders of the Common Stock than they presently have.

         T. The Plaintiffs, through their counsel, have made a thorough investigation of the facts and circumstances relevant to the Action and the Settlement, and have conducted an extensive investigation, including, inter alia: (1) participating in discussions and negotiations involving issues raised by the Plaintiffs respecting the claims in the Action and Rare Medium's requirement for additional capital, the modification of certain preferential and other rights of the Preferred Stockholders, and the need for the continued presence of Independent Directors on the Board; (2) examining numerous documents respecting the Motient Proposed Transaction, the Motient bankruptcy and its proposed plan of reorganization, the financial condition of Rare Medium, the capital structure of Rare Medium (including the terms and consequences of the Preferred Stock), the Investment Agreement, including the Advance Purchase, the Tender Offer, the Reverse Stock Split, the Rights Offering, the Releases, the Independent Directors Agreement, the Preferred Stockholders Giveback, the Pro-Rata Preferred Stockholders Voting Agreement, the Meyers Giveback and all other documents relating to the transactions contemplated in the Investment Agreement, the Reverse Stock Split, the Rights Offering and the Settlement, and (3) researching the facts and law pertaining to the causes of action asserted or that could have been asserted in the Action.

         U. While the Plaintiffs believe that the claims asserted or that could have been asserted in the Action have merit, the Plaintiffs also believe that the Settlement, including the Investment Agreement, provides substantial valuable benefits to the Class and Rare Medium, especially when weighed against the continued risks and uncertainties of litigation. In addition to the substantial benefits provided by the Settlement, including the Investment Agreement, to the Class and Rare Medium, the Plaintiffs and the Plaintiffs' Counsel have considered the expense and length of time necessary to prosecute the Action through trial, the defenses asserted by and available to all defendants, the uncertainties of the outcome of the Action and the fact that the resolution of the Action, if favorable to the Plaintiffs, likely would be submitted for appellate review. In light of these considerations, the Plaintiffs, through their counsel, have engaged in arm's-length negotiations in an attempt to achieve a positive outcome for the Class and Rare Medium, and have determined and are satisfied that the Settlement, including the Investment Agreement, is fair, reasonable and in the best interests of the Class and Rare Medium on the terms set forth herein.

         V. The Defendants, and each of them, have at all times denied, and continue to deny, that they have committed, or have threatened to commit, any wrongful act or violation of the law of any nature whatsoever in connection with (1) any of the matters alleged, or which could have been alleged, in the Action and (2) any matter relating to the Settlement.

         W. The Defendants entered into the Settlement because it will (1) halt the substantial expense, inconvenience and distraction of continued litigation, (2) finally put to rest claims asserted, or that could have been asserted, in the Action or respecting the Settlement, and (iii) dispel any uncertainty that may exist respecting the Action and the Settlement.

         X. The Settlement was reviewed and considered by Rare Medium, which has concluded that the Settlement is in the best interests of Rare Medium and has, therefore, agreed to the Settlement.


III. NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged,

         IT IS STIPULATED AND AGREED, by and between and among the Parties, as follows:

         A. Releases.

               (1) Any and all claims, rights, causes of action, suits, matters and issues, known or unknown, liquidated or non-liquidated, contingent or absolute, state, federal or foreign, pursuant to statute, rule, regulation, common law or civil law, that have been, could have been or in the future could be asserted, either directly, indirectly, individually, representatively, derivatively or in any other capacity, by any or all of the Plaintiffs, any or all members of the Class, Rare Medium or any or all of their respective present or former directors, officers, agents, employees, attorneys, representatives, advisors, investment bankers, commercial bankers, trustees, parents, affiliates, subsidiaries, general or limited partners, shareholders, members, managers, and each and all of their respective heirs, executors, administrators, successors and assigns, against any or all of the Defendants and the Motient Defendants or any or all of their respective present or former directors, officers, agents, employees, attorneys, accountants, representatives, advisors, investment bankers, commercial bankers, trustees, parents, affiliates, subsidiaries, general or limited partners, shareholders, members, managers, and each and all of their respective heirs, executors, administrators, successors and assigns, or anyone else, or against any or all of their respective present or former directors, officers, agents, employees, attorneys, accountants, representatives, advisors, investment bankers, commercial bankers, trustees, parents, affiliates, subsidiaries, general or limited partners, shareholders, members, managers, heirs, executors, administrators, successors and assigns of any or all of the foregoing (all of the foregoing, including the Defendants and the Motient Defendants, collectively, the "Released Parties"), in connection with, or that arise out of or relate to, the subject matter of the Action, the Stipulation or the Settlement (including, without limitation, the Investment Agreement (which includes, inter alia, the Advance Purchase, the Tender Offer, the Rights Offering, the Reverse Stock Split, the Releases, the Preferred Stockholders' Givebacks, the Pro-Rata Preferred Stockholders Voting Agreement and the Meyers Giveback) and the Independent Directors Agreement) and any related transaction, the negotiation, consideration and approval of each and all of the foregoing, the fiduciary or disclosure obligations of any or all of the Released Parties in connection with any or all of the foregoing, or any of the acts, facts, transactions, occurrences, representations or omissions alleged in any pleading or proposed pleading filed by any Party in the Action, or which is or could have been asserted against any or all of the Released Parties in connection with or relating to the transactions constituting the Settlement or set forth in the Stipulation, and the discussions and negotiations pertaining thereto (the "Settled Claims"), except claims or potential claims, if any, to enforce the terms or conditions of the Settlement, including the Investment Agreement, shall be compromised, settled, released, discharged and dismissed with prejudice.

               (2) The Defendants hereby release the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor from any and all claims arising from or relating to the commencement or prosecution of the Action, except claims to enforce the terms of the Settlement.

         B. Class. For purposes of the Settlement only, the Action shall be maintained and proceed as a class action, pursuant to Chancery Court Rules 23(a) and 23(b)(2) (with no opt-out rights), on behalf of a class consisting of all person and entities who were holders of Common Stock of Rare Medium from May 14, 2001 through April 2, 2002, their successors in interest, transferees and assigns, immediate and remote, except the Defendants and the Motient Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants or the Motient Defendants (the "Class").

         C. The Investment Agreement. As part of the Settlement and as more fully set forth in the Investment Agreement and the Stipulation and briefly summarized herein, the Preferred Stockholders and Rare Medium have agreed to, inter alia:

               (1) The Advance Purchase. The Preferred Stockholders will purchase from Rare Medium 38,765,848 shares of Non-Voting Common Stock at the Advance Purchase Purchase Price on the Closing Date. This purchase of Non-Voting Common Stock will provide Rare Medium with an immediate cash infusion of approximately $9,885,000 (subject only to rescission at the election of a committee consisting of all of the independent directors (as such term is defined in NASDAQ Marketplace Rule 4200(a)(14) of the Board in the event the Rights Offering fails to occur on or prior to June 30, 2003 or if the Company's stockholders fail to approve the issuance of shares of Common Stock in the Rights Offering, and the purchase price adjustment specified in Section 2.2 of the Investment Agreement). See Section 2 of the Investment Agreement for further details;

               (2) The Tender Offer. As promptly as is practicable after the Closing Date, the Preferred Stockholders will commence the Tender Offer to purchase up to 15,002,909 shares of Common Stock at a price per share equal to 105% of the average closing prices of the Common Stock on NASDAQ for the 5 days immediately preceding the commencement of the Tender Offer (the "Tender Offer Price"); provided, however, that the Tender Offer Price will be no more than 130% and no less than 90% of the Advance Purchase Purchase Price. If all 15,002,909 shares of Common Stock are tendered to the Preferred Stockholders, the Preferred Stockholders will own 49.9% of the Voting Power. See Section 8.1 of the Investment Agreement for further details;

               (3) The Rights Offering.

                      (a) Promptly following the setting of the Subscription Price and the effective date of the registration statement relating to the Rights Offering, the Company will commence the Rights Offering. In the Rights Offering, the Company will distribute, at no cost to the record or beneficial holders of the Preferred Stock, Common Stock and the Warrants (i) one Right for each share of Common Stock, (ii) one Right for each share of Common Stock into which the Preferred Stock is convertible and (iii) one Right for each share of Common Stock into which 80% of the Warrants are exercisable. Each Right will entitle the holder to purchase, at the election of the holder thereof, one share of Common Stock, or in the case of Rights distributed to the Preferred Stockholders or any of their Affiliates, Non-Voting Common Stock, for a subscription price per share equal to 85% of the average closing prices of the Common Stock on NASDAQ over a number of trading days to be determined in good faith by the Board (but such period of trading days shall not commence earlier than six
(6) Business Days after the closing of the Tender Offer) immediately preceding the effective date of the registration statement for the Rights Offering (the "Subscription Price"); provided, however, that the Subscription Price will be no more than 130% and no less than 70% of the Advance Purchase Purchase Price. The Rights Offering will remain open for at least twenty (20) Business Days. The Rights will expire at 5:00 p.m., New York, New York local time on the third day following the date of the special meeting of stockholders to approve the Reverse Stock Split and the Rights Offering, except as otherwise required by applicable law or the preceding sentence. Consummation of the Rights Offering will be subject to approval of the issuance of shares of Common Stock thereunder by the stockholders of the Company in accordance with the Marketplace Rules of the NASD;

                      (b) The Preferred Stockholders will not directly participate in the Rights Offering; provided, however, (i) the Preferred Stockholders' purchase of the Non-Voting Common Stock pursuant to the Advance Purchase will be deemed to constitute their basic subscription privilege in the Rights Offering and (ii) the Preferred Stockholders will be able to participate in the purchase of the Additional Rights Shares in the oversubscription privilege but their Rights Shares will be Non-Voting Common Stock;

                      (c) Each holder of Rights (including the Preferred Stockholders that purchased Non-Voting Common Stock in the Advance Purchase) who exercises in full his basic subscription privilege will be entitled to subscribe for his pro rata portion of the Rights Shares not subscribed to in the Rights Offering, at the Subscription Price (the "Additional Rights Shares"); provided, however, that the oversubscription privilege of the Preferred Stockholders will assume that the Preferred Stockholders' basic subscription privilege was limited to 12,709,499 shares of Common Stock; and

                      (d) See Section 8.3 of the Investment Agreement for further details;

               (4) The Reverse Stock Split. Rare Medium will solicit proxies to vote at the Special Meeting to approve an amendment to the Restated Charter which provides for a one for ten reverse stock split of each of the issued and outstanding shares of Common Stock and Non-Voting Common Stock (the "Reverse Stock Split"). The purpose of the Reverse Stock Split is to maintain the listing of Rare Medium's Common Stock on the NASDAQ. See Section 8.2 of the Investment Agreement for further details.

               (5) The Preferred Stockholders' Givebacks.

                      (a) On the date that the Final Judgment becomes Final:

                      (i) The Preferred Stockholders will irrevocably waive their right to elect to receive their payment of dividends in cash (which amounts to approximately $4,900,000 per year) rather than in additional shares of Preferred Stock respecting any dividend payment date respecting the Preferred Stock after June 30, 2002 and on or prior to June 30, 2004; and

                      (ii) The Preferred Stockholders will surrender to Rare Medium for cancellation Warrants to acquire 2,752,452 shares of Common Stock, representing 20% of the shares of Common Stock to which they are entitled pursuant to their Warrants;

                      (b) On the later of the date of the full execution of the Investment Agreement and the Stipulation:

                      (i) The Preferred Stockholders will waive any adjustment to the conversion price of the Preferred Stock and the exercise price of the Warrants pursuant to their existing anti-dilution provisions with respect to the shares of Non-Voting Common Stock purchased in the Advance Purchase, the Rights issued to the Preferred Stockholders (whether or not exercised), the Rights issued to others that expire unexercised and shares of Non-Voting Common Stock issued to the Preferred Stockholders as Additional Rights Shares;

                      (ii) Until the earlier to occur of the record date for the Special Meeting, the date the Board decides not to consummate the Rights Offering or September 30, 2002, none of the Preferred Stockholders will sell, pledge, encumber or otherwise dispose of any of their Securities;

                      (iii) The Preferred Stockholders will waive their
                            existing oversubscription rights so that all stockholders may participate in the Rights Offering on a pro rata basis based on their ownership of Common Stock and the Rights exercised by them; provided, however, that the oversubscription privilege of the Preferred Stockholders will assume that the Preferred Stockholders' Basic Subscription Privilege was limited 12,709,499 shares of Common Stock; and

                      (c) See Sections 8.5 and 8.6 of the Investment Agreement for further details; and

               (6) The Independent Directors Agreement.

                      (a) For a period of five (5) years from the date the Final Judgment becomes Final, Rare Medium will be obligated to nominate two Independent Directors to the Board upon the expiration of the terms of William F. Stasior and Jeffrey M. Killeen. Such nominees must meet the requirements for an Independent Director.

                      (b) Upon the expiration of the present terms of William F. Stasior and Jeffrey M. Killeen, each of William F. Stasior and Jeffrey M. Killeen will be renominated to the Board as Rare Medium's nominees, unless either or both of them determine not to seek re-election to the Board or it is determined by the Plaintiffs' Counsel, in good faith, that either or both of them no longer is an Independent Director. In the event William F. Stasior or Jeffrey M. Killeen is not renominated, Rare Medium and the Plaintiffs' Counsel shall meet and select a replacement Independent Director(s).

                      (c) The Preferred Stockholders will use their best efforts to ensure that those persons nominated pursuant hereto are elected to the Board.

               (7) Pro-Rata Voting of Preferred Stockholders' Tender Shares. So long as any Tendered Shares are held by the Preferred Stockholders, the Preferred Stockholders will cause all such shares held by them, which would otherwise entitle the Preferred Stockholders to cast more than 29.9% of the Voting Power of the Company, to be voted at any meeting of stockholders and in connection with any action by written consent pro rata with all other votes cast at such meeting (or by written consent) by holders of Common Stock. See Section 8.7 of the Investment Agreement.

         D. The Meyers Giveback. On the later of the date of the full execution of the Investment Agreement and the Stipulation, Glenn S. Meyers will waive all of his rights, if any, pursuant to his Amended and Restated Employment Agreement, dated as of June 4, 1999, between him and Rare Medium, to receive, with respect to the shares of Common Stock into which the stock options (approximately 1,400,000) granted to him pursuant to the aforementioned Employment Agreement are exercisable, any Rights.

         E. The Plaintiffs' Contribution. The Parties acknowledge that the Plaintiffs' litigation efforts and their allegations, demands, communications and negotiations with representatives of the Preferred Shareholders and Rare Medium were active, vital and instrumental causal factors producing the Settlement, including the Investment Agreement, all of which, in the Parties' view, substantially enhance the position of the members of the Class and Rare Medium, and are directly responsive to the issues raised in the Action and by the Plaintiffs' Counsel and the Plaintiffs' Financial Advisor.

         F. Joint Application for Court Order Pursuant to Chancery Court Rules 23 and 23.1. As soon as practicable after the Stipulation has been executed but not later than 20 days thereafter, the Parties jointly shall move the Court to enter an order (the "Hearing Order"), in form reasonably acceptable to the Parties:

               (1) provisionally certifying the Action, for purposes of the Settlement only, as a class action pursuant to Chancery Court Rules 23(a) and 23(b)(2) (with no opt-out rights) with each of the Plaintiffs in the Action as a representative of the Class and their counsel as Class Counsel;

               (2) defining the Class as provided in Section III(B);

               (3) approving the form of notice (the "Notice"), and the procedure for Rare Medium providing notice to the Class and the current holders of Common Stock (the "Current Common Shareholders"), in form reasonably acceptable to the Parties;

               (4) requiring the filing of a sworn statement by Rare Medium's counsel or their designees, prior to the Fairness Hearing, of the mailing and the publication of the Notice;

               (5) setting a hearing date for consideration of the Settlement (the "Fairness Hearing") and specifying certain procedures with respect thereto;

               (6) enjoining Rare Medium, all members of the Class and all shareholders of Rare Medium from instituting, commencing, prosecuting or continuing, directly, indirectly, representatively, individually, derivatively, on behalf of the Class or in any other capacity, any action or other proceeding asserting any claim that is a Settled Claim, pending the entry of an order by the Court which becomes Final respecting approval or disapproval of the Settlement; and

               (7) providing that while consideration of the Settlement is pending, all discovery and other pretrial proceedings in the Action be stayed.

         G. Costs of Notice. Rare Medium, on behalf of the Defendants, will pay the costs of providing the Notice to the members of the Class and to the Current Common Shareholders in connection with the Settlement and the Fairness Hearing.

         H. Final Judgment. If the Settlement is approved by the Court following the Fairness Hearing, the Parties jointly shall move the Court for the entry of an Order and Final Judgment (or orders, if the Court determines the matters specified below in more than one order) (the "Final Judgment"), in form reasonably acceptable to the Parties, providing, inter alia, as follows:

               (1) certifying the Class for purposes of the Settlement and appointing the Plaintiffs as the representatives of the Class;

               (2) approving the Settlement as fair, reasonable, adequate and in the best interests of the Class, and directing consummation of the Settlement in accordance with the terms and conditions of this Stipulation;

               (3) dismissing the Action with prejudice on the merits, without costs except as herein provided, and compromising, settling, releasing, discharging and dismissing the Settled Claims as provided herein, such compromise, settlement, release, discharge and dismissal to be subject only to compliance by the Parties with the terms and conditions of this Stipulation and any order of the Court with reference to the Settlement; and

               (4) reserving jurisdiction in the Court over all matters relating to the administration and consummation of the Settlement.

         I. Discovery. To the extent the Plaintiffs' Counsel deem it necessary and appropriate to conduct any further investigation prior to the Fairness Hearing, they shall give notice to the Defendants of the subject matter(s) and scope thereof, and the Parties shall cooperate each with the other so that reasonable further investigation may take place respecting the production of additional relevant documents and an individual or individuals for an interview.

         J. The Plaintiffs' Counsel's Fees and Expenses.

               (1) If the Settlement is approved by the Court, the Plaintiffs' Counsel intend to apply to the Court for a collective award of attorneys' fees and expenses not to exceed a total of $1,100,000 (including, inter alia, the fees and expenses of the Plaintiffs' Financial Advisor). $100,000 thereof shall be in cash and $1,000,000 thereof shall be in shares of Common Stock equal to the result of dividing $1,000,000 by the Offer Price. The Defendants will not oppose such an application for attorneys' fees and expenses. Subject to the conditions set forth in this paragraph, any such attorneys' fees and expenses awarded by the Court to the Plaintiffs' Counsel shall be paid or issued by Rare Medium and/or any successor in interest thereto on behalf of all of the Defendants and the other Released Parties, to the order of Milberg Weiss Bershad Hynes & Lerach LLP ("Milberg"), as receiving agent for the Plaintiffs' Counsel, within ten days after Final Court Approval of the Settlement and dismissal, with prejudice and without costs or fees (except as otherwise set forth in this paragraph), of the Action.

               (2) "Final Court Approval" means the date on which the Final Judgment approving the Settlement becomes Final.

               (3) If (a) the Court declines, in any respect, to enter the Final Judgment or (b) the Court disapproves the Settlement, including any amendments thereto agreed upon by all of the Parties; or (c) the Court approves the Settlement, including any amendment thereto approved by all of the Parties, but such approval is reversed on appeal or petition for writ of certiorari and such reversal becomes Final; in any such event, this Stipulation, including any amendment thereof, shall be of no further force or effect, and this Stipulation and any amendment thereof shall be null and void and without prejudice to any Party and may not be introduced as evidence or referred to in any proceedings, and each Party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation, except that the Defendants shall not be entitled to reimbursement of the costs of providing the Notice pursuant to
Section III(F).

         K. Miscellaneous.

               (1) The administration of the Settlement and final decision as to all disputed questions of law and fact with respect thereto and with respect to this Stipulation shall be under the jurisdiction of the Court.

               (2) This Stipulation and all negotiations, statements, proceedings and documents related to it are not, and shall not be construed to be, an admission by any of the Parties respecting the validity or the invalidity of any of the claims asserted in, or that could have been asserted in, the Action, or of the liability of any Party with respect to any such claims or any alleged wrongdoing whatsoever, and shall not be offered by any Party or person for any evidentiary purpose, including as an admission of any such liability of wrongdoing or for the validity or invalidity of any of the claims in the Action or any other action.

               (3) The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of fees or expenses requested by the Plaintiffs' Counsel.

               (4) The Plaintiffs' Counsel represent and warrant (a) their authority to bind each of the named Plaintiffs in the Action, and (b) that, to the best of their knowledge, no actions, other than the Action, are currently pending concerning the subject matter of the Action. Counsel for the Defendants represent and warrant that they are duly authorized by their clients to enter into this Stipulation.

               (5) This Stipulation shall be binding upon and inure to the benefit of the Parties, the Released Parties and their respective heirs, successors, legal administrators and assigns.

               (6) This Stipulation shall be interpreted according to Delaware law, without reference to Delaware's principles of conflicts of law.

               (7) The Parties and their attorneys agree to cooperate fully with one another and to use their reasonable best efforts in seeking Court approval of this Stipulation and the Settlement.

               (8) Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation, except where any extension would violate any previous order of the Court.

               (9) This Stipulation, including its Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter hereof and may not be amended, or any of their provisions waived, except by a writing executed by all of the Parties. In the event that there is any inconsistency between the terms of the Stipulation and the terms of the Investment Agreement, then the terms of the Investment Agreement shall prevail and shall be the applicable terms.

               (10) Any notice or other communication required or which may be given pursuant to this Stipulation will be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, postage prepaid, return receipt requested, and will be deemed given when so delivered personally or telecopied or, if mailed, five (5) days after the mailing as follows:

                      (a) if to the Plaintiffs' Counsel, to:

                               Milberg Weiss Bershad Hynes & Lerach LLP
                               One Pennsylvania Plaza
                               New York, New York  10119-0165
                               Attention:  Steven G. Schulman, Esq.
                               Facsimile:  (212) 868-1229


                                       -and-


                               Rosenthal, Monhait, Gross & Goddess, P.A.
                               Suite 1401, Mellon Bank Center
                               919 North Market Street
                               Wilmington, Delaware  19899
                               Attention:  Norman M. Monhait, Esq.
                               Facsimile:  (302) 658-7567

                      (b) if to any or all of the Defendants, to:

                               Skadden, Arps, Slate, Meagher & Flom, L.L.P.
                               One Rodney Square
                               Wilmington, Delaware  19801
                               Attention:  Edward P. Welch, Esq.
                               Facsimile:  (302) 651-3001


                                       -and-


                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                               New York, New York  10022
                               Attention:  Steven M. Pesner, P.C.
                               Facsimile:  (212) 872-1002

or to such other address and/or facsimile number designated by a Party by the giving of a Notice.

               (11) This Stipulation may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by counsel for each of the Parties and delivered to counsel for the other Parties.

DATED:  April 2, 2002

                                   MILBERG WEISS BERSHAD HYNES & LERACH LLP


                                   By: /s/ Steven G. Schulman
                                       Steven G. Schulman
                                       Daniel B. Scotti
                                   One Pennsylvania Plaza
                                   New York, New York 10119-0165
                                          -and-
                                   ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.
                                   Suite 1401, Mellon Bank Center
                                   919 North Market Street
                                   Wilmington, Delaware 19899

                                   Attorneys for Plaintiffs



                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM, L.L.P.


                                   By: /s/ Edward P. Welch
                                       Edward P. Welch
                                   One Rodney Square
                                   Wilmington, Delaware 19801

                                   Attorneys for Defendants Rare Medium,
                                   William F. Stasior, Jeffrey M. Killeen,
                                   Glenn S. Meyers and John Piccone


                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


                                   By: /s/ Steven M. Pesner
                                       Steven M. Pesner, P.C.
                                   590 Madison Avenue
                                   New York, New York 10022

                                   Attorneys for The Apollo Defendants,
                                   Marc J. Rowan, Andrew J. Africk and
                                   Michael S. Gross